                                                                     EXHIBIT 3.1

                                                            FILED MAY 26 1995
                                                            IN THE OFFICE OF
                                                            SECRETARY OF STATE
                                                            WEST VIRGINIA




                                  ARTICLES OF
                                 INCORPORATION

                                       OF
                             ENERGY CORPORATION OF
                                    AMERICA

         The undersigned, acting as incorporator of a corporation under Section 27, Article I, Chapter 31 of the Code of West Virginia adopts the following Articles of Incorporation for such corporation, FILED IN DUPLICATE:

         I. The undersigned agrees to become a corporation by the name of Energy Corporation of America (the "Corporation").

         II. The address of the principal office of the Corporation will be 501 56th Street, Charleston, West Virginia 25304.

         III. The purposes for which the Corporation is formed are as follows:

All lawful purposes, including:

                 To purchase, to receive by way of gift, subscribe for, invest in, and in all other ways acquire, import, lease, possess, maintain, handle on consignment, own, hold for investment or otherwise use, enjoy, exercise, operate, manage, conduct, perform, make, borrow, guarantee, contract in respect of, trade and deal in, sell, exchange, let, lend, export, mortgage, pledge, deed in-trust, hypothecate, encumber, transfer, assign and in all other ways dispose of, design, develop, invent, improve, equip, repair, alter, fabricate, assemble, build, construct, operate, manufacture, plant, cultivate, produce, market, and in all other ways (whether like or unlike any of the foregoing), deal in and with property of every kind and character, real, personal or mixed, tangible or intangible, wherever situated and however held, including, but not limited to, money, credits, chases in action, securities, stocks, bonds, warrants, script, certificates, debenture mortgages, notes, commercial paper and other obligations and evidences of interest in or indebtedness of any person' firm or corporation, foreign or domestic, or of any government or subdivision or agency thereof, documents of title, and accompanying rights, and every other kind and character of personal property, real property (improved or unimproved), and the products and avails thereof, and every character of interest therein and appurtenance thereto, including, but not limited to, mineral, oil, gas, water and timber rights, all or any part of any going business and its incidents, franchises, subsidies, charters, concessions, grants, rights, powers or privileges, granted or conferred by any government or subdivision or agency thereof, and any interest in or part of any of the foregoing, and to exercise in respect thereof all of the rights' powers, privileges, and immunities of individual owners or holders thereof.

                 To incur debts, and to raise, borrow and secure the payment of money in any lawful manner, including the issue or sale or other distribution of bonds, warrants, debentures, obligations, negotiable and transferable instruments, and evidences of indebtedness of all kinds, whether secured by mortgage, pledge, deed of trust or otherwise and without limit as to amount.

                 To enter into, make, perform and carry out contracts of every sort and kind with any person, firm, association, corporation, public, private or municipal, or body politic.

                 To hire and employ agents' servants and employees' and to enter into agreements of employment and collective bargaining agreements, and to act as agents contractor, trustee, factor or otherwise, either alone or in company with others.

                 To promote or aid in any manner, financially or otherwise, any person, firm, association or corporation, and to guarantee contracts and other obligations.

                 To let concessions to others to do any of the things that the Corporation is empowered to do, and to enter into, make, perform and carry out, contracts and arrangements of every kind and character with any person, firm, association or corporation, or any government or authority or subdivision or agency thereof.

                 For the purpose of attaining or furthering any of its objects, to do any and all other acts and things, and to exercise any and all other powers which a copartnership or a natural person could do and exercise, and which now or hereafter may be authorized by law.

                 To carry on any business whatsoever that the Corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or that it may deem calculated, directly or indirectly, to improve the interests of the Corporation, and to do all things specified in Chapter 31 of the West Virginia Code, as amended, and to have and to exercise all powers conferred by the laws of the State of West Virginia on corporations formed under the laws pursuant to which and under which the Corporation is formed' as such laws are now in effect or may at any time hereafter be amended, and to do any and all things hereinabove set forth to the same extent and as fully as natural persons might or could do, either alone or in connection with other persons, firms, associations or corporations, and in any part of the world.

                 The foregoing statement of purposes shall be construed as a statement of both purposes and powers, shall be liberally construed in aid of the powers of the Corporation, and the powers and purposes stated in each clause shall, except where otherwise stated, be in no way limited or restricted by any term or provision of any other clause, and shall be regarded not only as independent purposes, but the purposes and powers stated shall be construed distributively as each object expressed, and the enumeration as to specific powers shall not be construed as to limit in any manner the aforesaid general powers, but are in furtherance of, and in addition to, and not in limitation of said general powers.

         IV.     Provisions granting preemptive rights are:

                 Preemptive rights are not granted by these Articles of Incorporation.

         V. Provisions for the regulation of the internal affairs of the Corporation are:

                 Regulation of the internal affairs of the Corporation are not provided for by these Articles of Incorporation, but bylaws may later be adopted for the Corporation.

         VI. The amount of the total authorized capital stack of the Corporation shall be Two Million Dollars ($2,000,000.00) which shall be divided into two million (200,000,000) shares of the par value of One Dollar ($1.00) each.

         VII.    The full name and address of the incorporator is:


                                  Tammy J. Owen
                                  Goodwin & Goodwin
                                  P.O. Box 2107
                                  CHARLESTON, WV 25328

         VIII.   The existence of the Corporation is to be Perpetual.

         IX. The name and address of the appointed person to whom notice of process may be sent:

                                  Donald C. Supcoe
                                  Energy Corporation of America
                                  501 56th Street
                                  Charleston, WV 25304



         X. The number of directors constituting the initial board of directors of the Corporation is three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are.

                                  John Mork
                                  4643 S. Ulster
                                  Suite 1100
                                  Denver, CO 80237

                                  Kenneth Brill
                                  4643 S. Ulster
                                  Suite 1100
                                  Denver, CO 80237

                                  F. H. McCullough, III
                                  510 C Street
                                  South Charleston, WV 25303

         XI.     Liability, Indemnification and Insurance.

                 A. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (it for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation, (iii) under SECTION 9 OF THE WEST Virginia Corporation Act or (iv) for any transaction from which the director derived an improper personal benefit.

                 B. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or in or Can nerving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such preceding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the West Virginia Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his Or her heirs, executors and administrators; provided, however, that except as provided in paragraph (B) hereof, the Corporation shall indemnify any such person seeking indemnification in Connection with a proceeding (or part thereof) initiated by such person only if such proceeding for part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the West Virginia corporation Act required the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitations service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                 C. If a claim under paragraph (1) of this Section is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against he Corporation to recover the unpaid amount of the claim and, if successful in whole or in pert r the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred In defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the West Virginia Corporation Act for the Corporation to indemnify the Claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the West Virginia Corporation Act, nor an actual determination by the Corporation {including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                 D. The right to indemnification and the payment of expenses incurred in defending a proceeding In advance of its final disposition conferred in this Section shall nor be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, By-Law, agreement, vote of shareholders or disinterested directors or otherwise.

                 E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer' employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense' liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the West Virginia Corporation Act

         I, the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file these Articles of Incorporation, and have accordingly hereunto set my hand this 25th day of May, 1995.

                                          /s/ TAMMY J. OWEN
                                          -------------------
                                              TAMMY J. OWEN

         STATE OF WEST VIRGINIA,
         COUNTY OF KANAWHA, TO-WIT:

         I, /s/SUSAN B. ALDER, a Notary Public in and for the State and County aforesaid, do hereby certify that Tammy J. Owen, whose name is signed to the writing above, has this day acknowledged the same before me.

         Given under my hand this 25th day of May, 1995.

         My commission expires  MAY 3, 2005.

                            /s/SUSAN B. ALDER
                            -----------------
                              Notary public.

         <SEAL>           OFFICIAL SEAL
                          NOTARY PUBLIC
                          STATE OF WEST VIRGINIA
                          SUSAN B. ALDER
                          GOODWIN & GOODWIN
                          1500 ONE VALLEY SQUARE
                          CHARLESTON, WV  25301
                          My Commission Expires May 3, 2005

         These Articles of Incorporation Prepared by:

         Tammy J. Owen
         GOODWIN & GOODWIN
         P. O. Box 2107
         Charleston, WV 25328

         This Instrument was presented to the Clerk of the County Commission of Kanawha County, West Virginia, on May 26 1995 and the same is admitted to record.
                          Teste:/s/ALMA G. KING Clerk
                                ---------------
                                Kanawha county Commission